Exhibit 10.2

PONCE BANK

EMPLOYEE STOCK OWNERSHIP PLAN WITH 401(k) PROVISIONS

Amendment Number One

This Amendment (this “Amendment”) to the Ponce Bank Employee Stock Ownership Plan with 401(k) Provisions (the “Plan”) is made by Ponce Bank (the “Bank”), effective January 1, 2021.

WHEREAS, the Bank maintains the Plan; and

WHEREAS, the Bank wishes to amend the Plan to provide that only participants who have completed least three years of service may direct that all or any portion of their Company Stock Account (as defined in the Plan) be converted to cash and reinvested in the other investment options then available under the Plan; and

WHEREAS, the Bank is permitted to amend the Plan pursuant to Section 15.1 thereof.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of January 1, 2021:

1.
The second sentence of Section 11.7 shall be deleted in its entirety and replaced with the following:

“A Participant who has completed at least three (3) Years of Service, a Beneficiary of a deceased Participant, or an alternate payee under a Qualified Domestic Relations Order who has an account under the Plan with respect to a Participant who has completed at least three (3) Years of Service may direct that all or any portion of the Company Stock Account be converted to cash and reinvested in the other investment options then available under the Plan.”

2.
Except and to the extent modified by this Amendment, the provisions of the Plan shall remain in full force and effect and are hereby incorporated into and made a part of this Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF, this Amendment has been executed by the Bank’s duly authorized officer on the date set forth below.

PONCE BANK EMPLOYEE STOCK OWNERSHIP PLAN WITH 401(k) PROVISIONS
5/25/2021	By:	/s/Carlos Naudon
Date	Name	Carlos Naudon
	Title:	President/ CEO